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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                      STUDENT ADVANTAGE, INC. TO MOVE FROM
                  NASDAQ NATIONAL MARKET TO OTC BULLETIN BOARD

BOSTON, FEBRUARY 12, 2003 - Student Advantage, Inc. announced today that it received a letter from the Nasdaq Listing Qualifications Panel stating that the Panel determined to move Student Advantage's securities from The Nasdaq National Market to the OTC Bulletin Board. The company expects trading to commence on the open of business February 13, 2003, with continued listing under the symbol "STAD." The Panel based its decision on the company's inability to meet the requirements for continued listing on the Nasdaq National Market or the Nasdaq SmallCap Market.

"Although this move will change how our securities are traded, it will not have any impact on our day-to-day operations, nor detract from the high level of service we provide to our university, corporate, student and alumni customers," said Raymond Sozzi, the company's President and Chief Executive Officer.

The company is continuing discussions with a group of existing stockholders, including Sozzi, regarding a possible acquisition of the company or assets of the company.

ABOUT STUDENT ADVANTAGE

Student Advantage, Inc. is a leading integrated media and commerce company focused on the higher education market. Student Advantage works with more than 1,000 colleges, universities and campus organizations, and more than 15,000 merchant locations to develop products and services that enable students to make purchases less expensively and more conveniently on and around campus. The company's university and business relationships allow it to sell campus-specific consumer products and licensed collegiate sports memorabilia directly to parents, students and alumni. The company reaches its consumer base offline through the Student Advantage Membership and Campus Services and online through its highly-trafficked Web sites, studentadvantage.com, CollegeClub.com and CollegeSports.com, the hub site for its Official College Sports Network.

This announcement may contain forward-looking statements, which are based on current expectations and involve a number of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by Student Advantage. Investors are directed to consider the risks associated with the failure of the company to reach agreement with third parties for the acquisition of the business, the difficulties in maintaining listing on the Nasdaq National Market, the failure of the company to obtain the requisite stockholder approval, doing business with colleges and universities, the uncertain nature of the regulatory structure of the SA Cash offerings, the company's need to raise additional capital, the seasonality of the company's revenues, the cyclical nature of the company's business, economic and other conditions in the company's markets, the competitive environment, the failure to achieve the anticipated benefits of acquisitions and strategic partnerships for any reason, the company's progress to profitability and uncertainties and other risks discussed in documents filed by the company with the Securities and Exchange Commission including, without limitation, under "Factors that May Affect Future Results" set forth in Student Advantage's Quarterly Report on Form 10-Q for the quarter ending September 30, 2002. We undertake no obligation to publicly release the result of any revisions to these forward- looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      # # #

Contacts:
Public Relations                      Investor Relations
Heidi Van Vliet                       Angela Blackman
617.912.2031                          617.912.2071
hvliet@studentadvantage.com           angela@studentadvantage.com